UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): February 27, 2008

GULFMARK OFFSHORE, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-22853
(Commission file number)

76-0526032
(I.R.S. Employer Identification No.)

10111 Richmond Avenue, Suite 340, Houston, Texas (Address of principal executive offices)	77042 (Zip Code)

(713) 963-9522
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangement of Certain Officers.

On January 25, 2008, the Compensation Committee of GulfMark’s Board of Directors considered GulfMark’s fiscal year 2007 performance and the incentive criteria established for fiscal year 2007 by the Board of Directors as well as GulfMark’s long term incentive philosophy.  Based on that review, the Compensation Committee made recommendations to GulfMark’s Board of Directors regarding the award of bonuses and long term incentives in the form of restricted stock to each of Mr. Streeter, Mr. Guthrie and Mr. Leech.  On February 27, 2008, the Board of Directors approved the recommended bonuses and restricted stock awards as follows:

	Bonus	Restricted Stock Award of Company Common Stock
Bruce A. Streeter	$675,000	40,852 shares
Edward A. Guthrie	$384,750	19,280 shares
John E. Leech	$384,750	19,280 shares

Additionally, on January 25, 2008, the Compensation Committee of GulfMark’s Board of Directors considered and recommended an increase in the annual base salaries of Mr. Streeter, Mr. Guthrie, and Mr. Leech to $575,000, $305,000 and $305,000, respectively.  The increase was also approved on February 27, 2008 by the Board of Directors.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2008		GulfMark Offshore, Inc.
(Registrant)
	By:	/s/ Edward A. Guthrie
	Name:	Edward A. Guthrie
	Title:	Executive Vice President – Finance and Chief Financial Officer